As filed with the Securities and Exchange Commission on September 25, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENTIVA HEALTH SERVICES, INC.

Subsidiary Guarantors Listed on Schedule A hereto

(Exact name of Registrant as specified in its charter)

Delaware	36-4335801
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3 Huntington Quadrangle, Suite 200S

Melville, NY 11747-4627

(631) 501-7000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen B. Paige, Esq.

Senior Vice President, General Counsel and Secretary

Gentiva Health Services, Inc.

3 Huntington Quadrangle, Suite 200S

Melville, NY 11747-4627

(631) 501-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew D. Bloch, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

(212) 310-8000

Approximate date of commencement of proposed sale to the public:

From time to time after this Registration Statement is declared effective.

If the only securities being registered on this Form are pursuant to dividend or interest reinvestment plans, please check the following box.   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Offering Price(1)	Amount of Registration Fee(2)
Debt securities, guarantees of debt securities, preferred stock, common stock and associated preferred share purchase rights, and warrants to purchase debt securities, preferred stock or common stock(3)
Total	$300,000,000	$9,210.00

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II(D) to Form S-3 under the Securities Act.
(2)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act.
(3)	Includes an indeterminate number of securities that may be issued in primary offerings or upon exercise, conversion or exchange of any securities registered hereunder that provide for exercise, conversion or exchange.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

Subsidiary Guarantors

Subsidiary	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
Access Home Health of Florida, Inc.	Delaware	06-1451363
Capital CareResources, Inc.	Georgia	58-2411159
Capital CareResources of South Carolina, Inc.	Georgia	56-2102603
Capital Health Management Group, Inc.	Georgia	58-2313705
Chattahoochee Valley Home Care Services, Inc.	Georgia	03-0387821
Chattahoochee Valley Home Health, Inc.	Georgia	34-1994007
CHMG Acquisition Corp.	Georgia	04-3813487
CHMG of Atlanta, Inc.	Georgia	54-2089073
CHMG of Columbus, Inc.	Georgia	54-2089072
CHMG of Griffin, Inc.	Georgia	54-2089075
Commonwealth Home Care, Inc.	Massachusetts	04-3240619
Eastern Carolina Home Health Agency, Inc.	North Carolina	56-1590744
ECT, Inc.	North Carolina	56-1581981
Gentiva CareCentrix (Area One) Corp.	Delaware	11-3392276
Gentiva CareCentrix (Area Three) Corp.	Delaware	11-3392281
Gentiva CareCentrix (Area Two) Corp.	Delaware	11-3392278
Gentiva CareCentrix, Inc.	Delaware	11-3454103
Gentiva Certified Healthcare Corp.	Delaware	11-2645333
Gentiva Health Services (Certified), Inc.	Delaware	11-3454105
Gentiva Health Services (USA), Inc.	Delaware	11-3414024
Gentiva Health Services Holding Corp.	Delaware	11-3454104
Gentiva Health Services IPA, Inc.	New York	57-1181771
Gentiva Rehab Without Walls, LLC	Delaware	06-1725406
Gentiva Services of New York, Inc.	New York	11-2802024
Healthfield Care at Home, Inc.	Georgia	58-1553573
Healthfield Home Health of Athens, Inc.	Georgia	02-0708431
Healthfield Home Health of Augusta, Inc.	Georgia	02-0708432
Healthfield Home Health of North Georgia, Inc.	Georgia	02-0708428
Healthfield Home Health, Inc.	Georgia	58-1947694
Healthfield Hospice Services, Inc.	Georgia	58-2284736
Healthfield of Southwest Georgia, Inc.	Georgia	27-0131980
Healthfield of Statesboro, Inc.	Georgia	68-0593590
Healthfield of Tennessee, Inc.	Georgia	01-0831798
Healthfield Operating Group, Inc.	Delaware	36-4425473
Healthfield Rehab, Inc.	Georgia	58-2229581
Healthfield Services of Tennessee, Inc.	Georgia	36-4575687
Healthfield, Inc.	Delaware	58-1819650
Home Health Care of Carteret County, Inc.	North Carolina	56-1556547
Horizon Health Network LLC	Alabama	33-1017853
Kimberly Home Health Care, Inc.	Missouri	48-0938087
Mid-South Care Services, Inc.	Delaware	59-2482074
Mid-South Home Care Services, Inc.	Georgia	58-1984959
Mid-South Home Care Services, LLC	Alabama	82-0559231
Mid-South Home Health Agency, Inc.	Delaware	63-0772385
Mid-South Home Health Agency, LLC	Alabama	82-0559199
Mid-South Home Health of Gadsden, Inc.	Georgia	14-1909499
New York Healthcare Services, Inc.	New York	22-2695367

Subsidiary	Jurisdiction of Incorporation/Organization	I.R.S. Employer Identification Number
OHS Service Corp.	Texas	22-3690699
Partnersfirst Management, Inc.	Florida	59-3156379
QC-Medi-New York, Inc.	New York	11-2750425
Quality Care-USA, Inc.	New York	11-2256479
Quality Managed Care, Inc.	Delaware	48-1095443
Quantum Care Network, Inc.	Massachusetts	04-3035200
Quantum Health Resources, Inc.	Delaware	33-0414232
Tar Heel Health Care Services, Inc.	North Carolina	56-1456991
Tar Heel Staffing, Inc.	Georgia	05-0537926
The Healthfield Group, Inc.	Delaware	43-2068039
The Hug Center of Atlanta, Inc.	Georgia	58-1861822
The I.V. Clinic II, Inc.	Texas	75-2327515
The I.V. Clinic III, Inc.	Texas	75-2345928
The I.V. Clinic, Inc.	Texas	75-1313430
Total Care Home Health of Louisburg, Inc.	Georgia	68-0593592
Total Care Home Health of North Carolina, Inc.	Georgia	20-0091435
Total Care Home Health of South Carolina, Inc.	Georgia	20-0091422
Total Care Services, Inc.	Georgia	86-1095990
Wiregrass Hospice Care, Inc.	Georgia	20-0296636
Wiregrass Hospice LLC	Alabama	82-0559182
Wiregrass Hospice of South Carolina, LLC	Georgia	34-2053721

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted

SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 2007

PROSPECTUS

$300,000,000

Gentiva Health Services, Inc.

Debt Securities

Preferred Stock

Common Stock

Warrants

We may from time to time sell any combination of debt securities, preferred stock, common stock and warrants described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $300,000,000.

This prospectus provides a general description of the securities we may offer. Each time we sell securities we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is traded on The NASDAQ Global Select Market under the symbol “GTIV.” On September 24, 2007, the closing price of our common stock on The NASDAQ Global Select Market was $19.32.

See “ RISK FACTORS” beginning on page 5 for information you should consider before buying these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We will sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

The date of this prospectus is September       , 2007

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf process, we may offer any combination of securities described in this prospectus in one or more offerings, up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, process and terms of the offered securities. The prospectus supplement may also add, update or change the information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

ABOUT GENTIVA

All references to “Gentiva,” “we,” “our” and “us” refer to Gentiva Health Services, Inc. and its consolidated subsidiaries. Gentiva provides comprehensive home health and related services throughout most of the United States with operations in the following segments:

•

The Home Health segment consists of direct home nursing and therapy services operations, including specialty programs. We conduct direct home nursing and therapy services operations through licensed and Medicare-certified agencies from which we provide various combinations of skilled nursing and therapy services, paraprofessional nursing services and homemaker services to pediatric, adult and elder patients. Our direct home nursing and therapy services operations also deliver services to our customers through focused specialty programs that include:

•	Gentiva Orthopedics, which provides individualized home orthopedic rehabilitation services to patients recovering from joint replacement or other major orthopedic surgery;

•	Gentiva Safe Strides®, which provides therapies for patients with balance issues who are prone to injury or immobility as a result of falling;

•	Gentiva Cardiopulmonary, which helps patients and their physicians manage heart and lung health in a home-based environment; and

•

Gentiva Rehab Without Walls®, which provides home and community-based neurorehabilitation therapies for patients with traumatic brain injury, cerebrovascular accident injury and acquired brain injury, as well as a number of other complex rehabilitation cases.

•

The CareCentrix® segment encompasses our ancillary care benefit management and the coordination of integrated homecare services for managed care organizations and health benefit plans through a network of approximately 4,000 third-party provider locations in all 50 states. CareCentrix operations provide an array of administrative services and coordinate the delivery of home nursing services, acute and chronic infusion therapies, home medical equipment, respiratory products, orthotics and prosthetics, and services for managed care organizations and health benefit plans.

•	The Other Related Services segment consists of our hospice, home medical equipment and respiratory therapy, infusion therapy and consulting businesses.

We were incorporated under the laws of Delaware in August 1999. Our principal executive offices are located at 3 Huntington Quadrangle, Suite 200S, Melville, New York 11747-4627, and our telephone number is (631) 501-7000.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus, including without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “assumes,” “trends” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform of 1995. Forward-looking statements are based upon our current plans, expectations and projections about future events. However, such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These are risks that we think could cause our actual results to differ materially from expected or historical results. Such factors include, among others, the following:

•	general economic and business conditions;

•	demographic changes;

•	changes in, or failure to comply with, existing governmental regulations;

•	legislative proposals for healthcare reform;

•	changes in Medicare and Medicaid reimbursement levels, including changes to the Medicare home health Prospective Payment System adopted in August 2007;

•	effects of competition in the markets in which we operate;

•	liability and other claims asserted against us;

•	ability to attract and retain qualified personnel;

•	availability and terms of capital;

•	loss of significant contracts or reduction in revenue associated with major payer sources;

•	ability of customers to pay for services;

•	business disruption due to natural disasters or terrorist acts;

•

ability to successfully integrate the operations of The Healthfield Group, Inc. (“Healthfield”) and other acquisitions we may make to achieve synergies and operational efficiencies from the acquisitions within expected timeframes;

•	effect on liquidity of our debt service requirements;

•	a material shift in utilization within capitated agreements; and

•	changes in estimates and judgments associated with critical accounting policies and estimates.

From time to time, we also may provide oral or written forward-looking statements in other materials we release to the public. Forward-looking statements are only predictions that provide our current expectations or forecasts of future events. Any or all of our forward-looking statements in this prospectus and in any other public statements are subject to unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements. You should not place undue reliance on these forward-looking statements.

We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law. You are advised, however, to consult any further disclosures we make on related subjects in our Quarterly Reports on Form 10-Q for the quarterly periods ended April 1, 2007 and July 1, 2007, Annual Report on Form 10-K for the year ended December 31, 2006, and Current Reports on Form 8-K as may be updated from time to time by future filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investment in our securities involves a high degree of risk. You should consider carefully the risk factors described above, as well as other information in this prospectus and the prospectus supplement before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the Commission or the SEC. You can inspect and copy these reports, proxy statements and other information at the Commission’s public reference facility at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference facility. The Commission also maintains a web site at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants such as Gentiva that file electronically with the Commission.

This prospectus constitutes part of a registration statement on Form S-3 filed under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities being offered. As permitted by the Commission’s rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Commission, at the public reference facilities maintained by the Commission in Washington, D.C.

Incorporation by Reference

The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the Commission pursuant to Section 13 of the Exchange Act:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

•	Quarterly Reports on Form 10-Q for the quarters ended April 1, 2007 and July 1, 2007;

•	Definitive Proxy Statement on Schedule 14A filed with the Commission on April 2, 2007;

•	Current Reports on Form 8-K or 8-K/A filed with the Commission on May 16, 2006, March 23, 2007, March 28, 2007, and August 14, 2007; and

•

The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on February 4, 2000, including any amendment or report filed for the purpose of updating that description.

All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before we stop offering the securities under this prospectus (other than current reports deemed furnished and not filed) shall also be deemed to be incorporated by reference and will automatically update information in this prospectus.

Any statements made in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of the information incorporated by reference into this prospectus, but not delivered herewith, at no cost, by writing or telephoning us at the following address:

Office of the Secretary

Gentiva Health Services, Inc.

3 Huntington Quadrangle, 200S

Melville, New York 11747

(631) 501-7000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

R ISK FACTORS

You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I in our most recent Annual Report on Form 10-K and under Item 1A of Part II in our Quarterly Reports on Form 10-Q for the quarterly periods ended April 1, 2007 and July 1, 2007, which are incorporated by reference in this prospectus, before making an investment decision, as the same may be updated from time to time by our future filings under the Exchange Act.

Risks Related to Gentiva’s Business and Industry

Our growth strategy may not be successful.

The future growth of our business and our future financial performance will depend on, among other things, our ability to increase our revenue base through a combination of internal growth and strategic ventures, including acquisitions. Future revenue growth cannot be assured as it is subject to the effects of competition, various risk factors including the uncertainty of Medicare, Medicaid and private health insurance reimbursement, the ability to generate new and retain existing contracts with major payer sources, the ability to attract and retain qualified personnel and the ability to integrate effectively and retain the business acquired by us through our past and future acquisitions.

Competition among home healthcare companies is intense.

The home health services industry is highly competitive. We compete with a variety of other companies in providing home health services, some of which may have greater financial and other resources and may be more established in their respective communities. Competing companies may offer newer or different services from those offered by us and may thereby attract customers who are presently receiving our home health services.

The cost of healthcare is funded substantially by government and private insurance programs. If this funding is reduced or becomes limited or unavailable to our customers, our business may be adversely impacted.

Third-party payers include Medicare, Medicaid and private health insurance providers. Third-party payers are increasingly challenging prices charged for healthcare services. We cannot assure you that our services will be considered cost-effective by third-party payers, that reimbursement will be available or that payers’ reimbursement policies will not have a material adverse effect on our ability to sell our services on a profitable basis, if at all. We cannot control reimbursement rates or policies for a significant portion of our business.

Possible changes in the case mix of patients, as well as payer mix and payment methodologies, may have a material adverse effect on our profitability.

The sources and amounts of our patient revenues will be determined by a number of factors, including the mix of patients and the rates of reimbursement among payers. Changes in the case mix of the patients as well as payer mix among private pay, Medicare and Medicaid may significantly affect our profitability. In particular, any significant increase in our Medicaid population or decrease in Medicaid payments could have a material adverse effect on our financial position, results of operations and cash flow, especially if states operating these programs continue to limit, or more aggressively seek limits on, reimbursement rates or service levels.

The loss of significant contracts, as well as significant reductions in members covered or services provided under these contracts, could have a material adverse effect on our financial condition and results of operations.

We have entered into service agreements with a number of managed care organizations to provide, or contracted with third-party providers to provide, home nursing services, acute and chronic infusion therapies, home medical equipment and respiratory products and services to patients insured by those organizations. One such contract with Cigna accounted for 20 percent of our total net revenues for the year ended December 31, 2006. In October 2005, we extended our home healthcare contract with Cigna to January 31, 2009. If the Cigna contract or other significant contracts were to terminate or if there were a significant decrease in enrolled members, or products and services covered under our contract with Cigna or any other organization, our financial condition and results of operations could be materially adversely affected. Likewise, an increase in costs may not be offset by a change in near-term pricing. Should this occur, profitability could be adversely affected.

Further consolidation of managed care organizations and other third-party payers may adversely affect our profits.

Managed care organizations and other third-party payers have continued to consolidate in order to enhance their ability to influence the delivery of healthcare services. Consequently, the healthcare needs of a large percentage of the United States population are increasingly served by a smaller number of managed care organizations. These organizations generally enter into service agreements with a limited number of providers for needed services. To the extent that such organizations terminate us as a preferred provider and/or engage our competitors as a preferred or exclusive provider, our business could be adversely affected. In addition, private payers, including managed care payers, could seek to negotiate additional discounted fee structures or the assumption by healthcare providers of all or a portion of the financial risk through prepaid capitation arrangements, thereby potentially reducing our profitability.

Gentiva and the healthcare industry continue to experience shortages in qualified home health service employees and management personnel.

We compete with other healthcare providers for our employees, both clinical associates and management personnel. As the demand for home health services continues to exceed the supply of available and qualified staff, we and our competitors have been forced to offer more attractive wage and benefit packages to these professionals. Furthermore, the competitive arena for this shrinking labor market has created turnover as many seek to take advantage of the supply of available positions, each offering new and more attractive wage and benefit packages. In addition to the wage pressures inherent in this environment, the cost of training new employees amid the turnover rates may cause added pressure on our operating margins.

An economic downturn, continued deficit spending by the federal government and state budget pressures may result in a reduction in reimbursement and covered services.

An economic downturn can have a detrimental effect on revenues. Historically, state budget pressures have translated into reductions in state spending. Given that Medicaid outlays are a significant component of state budgets, we can expect continuing cost containment pressures on Medicaid outlays for our services in the states in which we operate. In addition, an economic downturn may also impact the number of enrollees in managed care programs as well as the profitability of managed care companies, which could result in reduced reimbursement rates.

The existing federal deficit, as well as deficit spending by the government as the result of adverse developments in the economy, the war in Iraq or other reasons, can lead to continuing increased pressure to reduce government expenditures for other purposes, including governmentally funded programs in which we participate, such as Medicare and Medicaid. Such actions in turn may adversely affect our results of operations.

We may experience disruption to our business and operations from the effects of natural disasters or terrorist acts.

The occurrence of natural disasters, terrorist acts or “mass illnesses” such as the pandemic flu and the erosion to our business caused by such an occurrence, may adversely impact our profitability. In the affected areas, our offices may be forced to close for limited or extended periods of time, and we may face a reduced supply of clinical associates.

We may incur substantial expenses related to the integration of Healthfield.

We have incurred, and will continue to incur, expenses in connection with the integration of the business, policies, procedures, operations, technologies and systems of Healthfield with those of Gentiva. There are a large number of systems that may be integrated, including information management, purchasing, operations, accounting and finance, sales, billing, payroll and benefits, fixed asset and lease administration systems and regulatory compliance. While we have assumed that a certain amount of expenses would be incurred, factors beyond our control could affect the total amount or the timing of all of the expected integration expenses. These expenses could exceed the savings that we expect to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost and revenue synergies related to the integration of the businesses following the acquisition.

There are risks of business disruption and cost overruns associated with new business systems.

During 2007, we expect to complete the development and commence the implementation of a new clinical management system for use in our Home Health business. This system will involve the use of handheld devices by our clinical associates who are providing care to our patients. The continued development and rollout of this system involves substantial costs relating to salaries and benefits, consulting, travel and training costs. Development and implementation costs in excess of expectations or failure of the new system to operate in accordance with expectations could have a material adverse impact on our financial results and operations.

Uncertainties associated with the Healthfield acquisition may cause a loss of employees.

Our success after the acquisition will continue to depend in part upon our ability to retain key Gentiva employees as well as Healthfield employees. Competition for qualified personnel can be very intense. In addition, key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with us following the acquisition. Although we have not experienced any significant attrition of employees as a result of the acquisition, we cannot assure you that we will be able to continue to retain key employees to the same extent that we or Healthfield had been able to do so in the past.

We have incurred significant indebtedness following the Healthfield acquisition, which can affect our liquidity.

We had no outstanding indebtedness at the end of fiscal 2005. Following the closing of the Healthfield acquisition on February 28, 2006, we incurred indebtedness in the amount of $370 million in the form of a senior term loan. As of July 1, 2007, our indebtedness under the senior term loan was $324 million. As a result of this indebtedness, demands on our cash resources have increased, which could affect our liquidity and, therefore, could have important effects on an investment in our common stock. For example, while the impact of this increased indebtedness is expected to be addressed by the combined cash flows of Gentiva and Healthfield, the increased level of indebtedness could nonetheless create competitive disadvantages for us compared to other companies with lower debt levels.

The agreement governing our term loan and revolving credit facility contains, and future debt agreements may contain, various covenants that limit our discretion in the operation of our business.

Although we had no outstanding debt as of January 1, 2006, we incurred debt in connection with our acquisition of Healthfield on February 28, 2006 and may incur additional debt in the future. The agreement and instruments governing our term loan and revolving credit facility contain, and the agreements and instruments governing our future debt agreements may contain, various restrictive covenants that, among other things, require us to comply with or maintain certain financial tests and ratios and restrict our ability to:

•	incur more debt;

•	redeem or repurchase stock, pay dividends or make other distributions;

•	make certain investments;

•	create liens;

•	enter into transactions with affiliates;

•	make acquisitions;

•	merge or consolidate;

•	transfer or sell assets; and

•	make fundamental changes in our corporate existence and principal business.

In addition, events beyond our control could affect our ability to comply with and maintain the financial tests and ratios. Any failure by us to comply with or maintain all applicable financial tests and ratios and to comply with all applicable covenants could result in an event of default with respect to our term loan and revolving credit facility or future debt agreements. This could lead to the acceleration of the maturity of our outstanding loans and the termination of the commitments to make further extensions of credit. If we were unable to repay debt to our senior lenders, these lenders could proceed against the collateral securing that debt. Even if we are able to comply with all applicable covenants, the restrictions on our ability to operate our business at our sole discretion could harm our business by, among other things, limiting our ability to take advantage of financing, mergers, acquisitions and other corporate opportunities.

We have risks related to obligations under our insurance programs.

We are obligated for certain costs under various insurance programs, including employee health and welfare, workers’ compensation and professional liability. We may be subject to workers’ compensation claims and lawsuits alleging negligence or other similar legal claims. We maintain various insurance programs to cover these risks with insurance policies subject to substantial deductibles and retention amounts. We also may be subject to exposure relating to employment law and other related matters for which we do not maintain insurance coverage. We believe that our present insurance coverage and reserves are sufficient to cover currently estimated exposures; however, should we experience a significant increase in losses resulting from workers’ compensation, professional liability or employee health and welfare claims, the resulting increase in provisions and / or required reserves could negatively affect our profitability.

Risks Related to Healthcare Regulation

Legislative and regulatory actions resulting in changes in reimbursement rates or methods of payment from Medicare and Medicaid, or implementation of other measures to reduce reimbursement for our services, may have a material adverse effect on our revenues and operating margins. Reimbursement to us for our hospice services is subject to a Medicare cap amount, which is calculated by Medicare.

In fiscal year 2006, 62 percent of our total net revenues were generated from Medicare and Medicaid and Local Government programs. The healthcare industry is experiencing a trend toward cost containment, as the government seeks to stabilize or reduce reimbursement and utilization rates.

In addition, the timing of payments made under these programs is subject to regulatory action and governmental budgetary constraints. For certain Medicaid programs, the time period between submission of claims and payment has increased. Further, within the statutory framework of the Medicare and Medicaid programs, there are a substantial number of areas subject to administrative rulings and interpretations that may further affect payments made under those programs. Additionally, the federal and state governments may in the future reduce the funds available under those programs or require more stringent utilization and quality reviews of providers. Moreover, we cannot assure you that adjustments from regulatory actions or Medicare or Medicaid audits, including the payment of fines or penalties to the federal or state governments, will not have a material adverse effect on our liquidity or profitability.

Overall payments made by Medicare to us for hospice services are subject to a cap amount calculated by Medicare. Total Medicare payments to us for hospice services are compared to the cap amount for the hospice cap period, which runs from November 1 of one year through October 31 of the next year. The Centers for Medicare & Medicaid Services (“CMS”) usually announces the cap amount in the month of August in the cap period and not at the beginning of the cap period. We must estimate the cap amount for the cap period before CMS announces the cap amount and are at risk if our estimate exceeds the later announced cap amount. CMS can also make retroactive adjustments to cap amounts announced for prior cap periods. Payments to us in excess of the cap amount must be returned by us to Medicare and can negatively affect our profitability.

We conduct business in a heavily regulated industry, and changes in regulations and violations of regulations may result in increased costs or sanctions.

Our business is subject to extensive federal, state and, in some cases, local regulation. Compliance with these regulatory requirements, as interpreted and amended from time to time, can increase operating costs or reduce revenue and thereby adversely affect the financial viability of our business. Because these laws are amended from time to time and are subject to interpretation, we cannot predict when and to what extent liability may arise. Failure to comply with current or future regulatory requirements could also result in the imposition of various remedies, including fines, the revocation of licenses or decertification. Unanticipated increases in operating costs or reductions in revenue could adversely affect our liquidity.

We are subject to periodic audits and requests for information by the Medicare and Medicaid programs or government agencies, which have various rights and remedies against us if they assert that we have overcharged the programs or failed to comply with program requirements.

The operation of our home health services business is subject to federal and state laws prohibiting fraud by healthcare providers, including laws containing criminal provisions, which prohibit filing false claims or making false statements in order to receive payment or obtain certification under Medicare and Medicaid programs, or failing to refund overpayments or improper payments. Violation of these criminal provisions is a felony punishable by imprisonment and/or fines. We may also be subject to fines and treble damage claims if we violate the civil provisions that prohibit knowingly filing a false claim or knowingly using false statements to obtain payment. State and federal governments are devoting increased attention and resources to anti-fraud initiatives against healthcare providers. The Health Insurance Portability and Accountability Act of 1996, known as HIPAA, and the Balanced Budget Act of 1997 expanded the penalties for healthcare fraud, including broader provisions for the exclusion of providers from the Medicare and Medicaid programs.

We have established policies and procedures that we believe are sufficient to ensure that we will operate in substantial compliance with these anti-fraud and abuse requirements. In April 2003, we received a subpoena from the Department of Health and Human Services, Office of the Inspector General, Office of Investigations (“OIG”). The subpoena seeks information regarding our implementation of settlements and corporate integrity agreements entered into with the government, as well as our treatment on cost reports of employees engaged in sales and marketing efforts. With respect to the cost report issues, the government has preliminarily agreed to narrow the scope of production to the period from January 1, 1998 through September 30, 2000. In February 2004, we received a subpoena from the U.S. Department of Justice (“DOJ”) seeking additional information related to the matters covered by the OIG subpoena. We have provided documents and other information requested by the OIG and DOJ pursuant to their subpoenas and similarly intend to cooperate fully with any future OIG or DOJ information requests. To our knowledge, the government has not filed a complaint against us. While we believe that our business practices are consistent with Medicare and Medicaid programs criteria, those criteria are often vague and subject to change and interpretation. The imposition of fines, criminal penalties or program exclusions could have a material adverse effect on our financial condition, results of operations and cash flows.

We are also subject to federal and state laws that govern financial and other arrangements between healthcare providers.

These laws often prohibit certain direct and indirect payments or fee-splitting arrangements between healthcare providers that are designed to encourage the referral of patients to a particular provider for medical products and services. Furthermore, some states restrict certain business relationships between physicians and other providers of healthcare services. Many states prohibit business corporations from providing, or holding themselves out as a provider of, medical care. Possible sanctions for violation of any of these restrictions or prohibitions include loss of licensure or eligibility to participate in reimbursement programs and civil and criminal penalties. These laws vary from state to state, are often vague and have seldom been interpreted by the courts or regulatory agencies.

We face additional federal requirements that mandate major changes in the transmission and retention of health information.

HIPAA was enacted to ensure that employees can retain and at times transfer their health insurance when they change jobs and to simplify healthcare administrative processes. The enactment of HIPAA expanded protection of the privacy and security of personal medical data and required the adoption of standards for the exchange of electronic health information. Among the standards that the Secretary of Health and Human Services has adopted pursuant to HIPAA are standards for electronic transactions and code sets, unique identifiers for providers, employers, health plans and individuals, security and electronic signatures, privacy and enforcement. Although HIPAA was intended to ultimately reduce administrative expenses and burdens faced within the healthcare industry, we believe that implementation of this law has resulted and will result in additional costs. Failure to comply with HIPAA could result in fines and penalties that could have a material adverse effect on us.

Risks Related to Our Common Stock

The market price of our common stock may be volatile and experience substantial fluctuations.

Our common stock is traded on The NASDAQ Global Select Market. The price of our common stock may fluctuate substantially based on a number of factors, including:

•	our operating and financial performance;

•	changes, or proposed changes, in government reimbursement rates and regulations;

•	stock market conditions generally and specifically as they relate to the home health services industry;

•	developments in litigation or government investigations;

•	changes in financial estimates and recommendations by securities analysts who follow our stock; and

•	economic and political uncertainties in the marketplace generally.

Significant fluctuations in the market price of our common stock may adversely affect our shareholders.

Provisions in our organizational documents, Delaware law and our rights agreement could delay or prevent a change in control of Gentiva, which could adversely affect the price of our common stock.

Provisions in our Amended and Restated Certificate of Incorporation and By-Laws, anti-takeover provisions of the Delaware General Corporation Law and our rights agreement could discourage, delay or prevent an unsolicited change in control of Gentiva, which could adversely affect the price of our common stock. These provisions may also have the effect of making it more difficult for third parties to replace our current management without the consent of our board of directors. Provisions in our Amended and Restated Certificate of Incorporation and By-Laws that could delay or prevent an unsolicited change in control include:

•	limitations on the removal of directors so that they may only be removed for cause;

•	the ability of our board of directors to issue up to 25,000,000 shares of preferred stock and to determine the terms, rights and preferences of the preferred stock without shareholder approval; and

•	the prohibition on the right of shareholders to call meetings or act by written consent and limitations on the right of shareholders to present proposals or make nominations at shareholder meetings.

Delaware law also imposes restrictions on mergers and other business combinations between us and any holder of 15 percent or more of our outstanding common stock. In addition, we have a rights agreement that has the effect of deterring take-overs of Gentiva without the consent of our board of directors. Generally, once a party acquires 10 percent or more of our common stock, the rights agreement may cause that party’s ownership interest in us to be diluted unless our board of directors consents to the acquisition.

We may ultimately fail to fully realize the anticipated synergies, cost savings and other benefits expected from the Healthfield acquisition, which could adversely affect the value of our common stock after the acquisition.

The Healthfield acquisition involves the integration of two companies that have previously operated independently. Gentiva and Healthfield entered into their acquisition agreement with the expectation that the acquisition would create opportunities to achieve cost synergies and other benefits from operating the combined businesses of both companies. Although we expect significant benefits, such as increased cost savings and a meaningful platform in hospice operations, to result from the acquisition, we cannot assure that we will continue to realize these anticipated benefits.

The value of our common stock following the acquisition may be affected by our ability to achieve fully the benefits expected to result from the acquisition. Achieving the benefits of the acquisition will depend in part upon meeting the challenges inherent in the successful combination of two business enterprises of the size and scope of Gentiva and Healthfield and the possible resulting diversion of management attention for an extended period of time. Although we believe that we are currently meeting these challenges, we cannot assure that there will be no serious reversals in our integration efforts or that any diversion of management attention will not negatively impact our operations following the acquisition.

Resales of our common stock following the acquisition may cause the market price of the common stock to fall.

As of July 1, 2007, we had 27,927,071 shares of common stock outstanding. We had issued approximately 3.2 million shares of common stock in connection with the Healthfield acquisition in February 2006. These shares were initially subject to a lock-up preventing the sale of the shares for nine months following the completion of the acquisition. Fifty percent of the shares were released from the lock-up on November 28, 2006 and may be sold. The remaining 50 percent of the shares are subject to the lock-up for an additional 12 months, expiring on November 28, 2007. We have, however, given the holders of the shares issued in connection with the acquisition the right to include their shares in any underwritten registered offering we undertake, subject to certain conditions and limitations, even if that offering occurs during the lock-up period. We also registered the shares of common stock issued in connection with the Healthfield acquisition. Any significant resale of these new shares in the public market from time to time could have the effect of depressing the market price for our common stock.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we anticipate to use net proceeds for general corporate purposes, including strategic acquisitions, the repayment of debt, capital expenditures and working capital requirements. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding.

	Fiscal Year Ended					Six Months Ended
	December 29, 2002	December 28, 2003	January 2, 2005	January 1, 2006	December 31, 2006	July 2, 2006	July 1, 2007

Ratio of earnings to fixed charges (1)	—	4.7x	7.1x	5.6x	2.0x	2.2x	2.5x

(1)	“Earnings” is the sum of (a) pre-tax income from continuing operations and (b) fixed charges. “Fixed charges” is the sum of (a) interest expense and (b) amortization of debt issuance costs. In 2002, earnings were insufficient to cover fixed charges by $35.1 million.

DESCRIPTION OF CAPITAL STOCK

General

This prospectus describes the general terms of our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

Under our Amended and Restated Certificate of Incorporation, the total number of shares of all classes of stock that we have authority to issue is 125,000,000, consisting of 25,000,000 shares of preferred stock, par value $0.01 per share, and 100,000,000 shares of common stock, par value $0.10 per share. As of September 17, 2007, there were 27,974,258 shares of common stock outstanding held of record by approximately 3,000 holders and no shares of preferred stock outstanding.

Common Stock

Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the holders of common stock are entitled to receive such dividends, if any, as may from time to time be declared by our Board of Directors out of funds legally available therefor. Pursuant to our Amended and Restated Certificate of Incorporation, holders of common stock are entitled to one vote for each share upon all matters and proposals presented to the stockholders on which the holders of common stock are entitled to vote. Except as otherwise provided by law or by a Preferred Stock Designation, the common stock shall have the exclusive right to vote for the election of directors and on all other matters or proposals presented to the stockholders; provided, however, that the holders of shares of common stock shall not be entitled to vote on any amendment of the Amended and Restated Certificate of Incorporation of Gentiva (including any amendment of any provision of a Preferred Stock Designation) that solely relates to the powers, privileges, preferences or rights pertaining to one or more outstanding series of preferred stock, or the number of shares of any such series, and does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock, if the holders of any of such series of preferred stock are entitled, separately or together with the holders of any other series of preferred stock, to vote thereon pursuant to the Amended and Restated Certificate of Incorporation of Gentiva (including any Preferred Stock Designation) or pursuant to the General Corporation Law of the State of Delaware, unless a vote of holders of shares of common stock is otherwise required by any provision of the Preferred Stock Designation for any such series or any other provision of the Amended and Restated Certificate of Incorporation of Gentiva fixing the powers, privileges, powers and rights of any such series or the qualifications, limitations or restrictions thereon or is otherwise required by law. Holders of common stock have no preemptive, conversion, redemption or sinking fund rights. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to liquidation, holders of common stock, upon the liquidation, dissolution or winding up of the company, are entitled to share equally and ratably in the assets of our company. The outstanding shares of common stock are, and the shares of common stock to be offered hereby when issued will be, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to any series of preferred stock which we may issue in the future.

Transfer Agent and Registrar

Computershare Trust Company, N.A. has been appointed as the transfer agent and registrar for our common stock.

Rights in Respect of Common Stock

We have issued to our stockholders one right in respect of each share of common stock that they own (a “Right”), each Right initially representing the right to purchase, under certain circumstances, one one-thousandth of a share of series A junior participating preferred stock of Gentiva at a specified price. The Right also entitles holders to acquire our common stock or common stock of an entity acquiring us pursuant to certain triggering events. Until a Right is exercised or exchanged, the holder of the Right, by virtue of being a Right holder, will have no rights as a stockholder of Gentiva, including, for example, the right to vote and receive dividends. See “—Anti-Takeover Effects of Our Charter Documents and Delaware Law—Rights Agreement.”

Preferred Stock

Our Board of Directors may issue up to 25,000,000 shares of preferred stock in one or more series and, subject to the provision of the Delaware General Corporation Law, may fix the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions, if any), the redemption price or prices, the liquidation preferences, any other designations, preferences and relative, participating, optional or other special rights and any qualifications, limitations or restrictions thereof and the number of shares constituting any series and the designation thereof. In addition, our Board of Directors may increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding.

Our Board of Directors has the power to issue our preferred stock with voting and conversion rights that could negatively affect the voting or other rights of our common stockholders, and our Board of Directors could take that action without stockholder approval. The issuance of our preferred stock could delay or prevent a change in control of our company.

If we offer any series of preferred stock, the applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange or market;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of our preferred stock, including the conversion price (or its manner of calculation) and conversion period;

•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into our debt securities, including the exchange price (or its manner of calculation) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special United States federal income tax considerations applicable to the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•

any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Gentiva, rank:

•

senior to all classes or series of our common stock, and to all equity securities issued by us the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us;

•

on a parity with all equity securities issued by us that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us; and

•

junior to all equity securities issued by us the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of us (including any entity with which we may be merged or consolidated or to which all or substantially all of our assets may be transferred or which transfers all or substantially all of our assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.

ANTI-TAKEOVER EFFECTS OF OUR CHARTER DOCUMENTS AND DELAWARE LAW

Delaware Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

•	prior to this time, the Board of Directors of Gentiva approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Gentiva outstanding at the time the transaction commenced, subject to exceptions; or

•

at or subsequent to such time, the business combination is approved by our Board of Directors and authorized at an annual or special meeting of our stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

•	any merger or consolidation involving Gentiva and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of Gentiva involving the interested stockholder;

•	any transaction that results in the issuance or transfer by Gentiva of any stock of Gentiva to the interested stockholder, subject to limited exceptions;

•	any transaction involving Gentiva that has the effect of increasing the proportionate share of the stock of any class or series of Gentiva beneficially owned by the interested stockholder; or

•	any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through Gentiva.

In general, Section 203 defines an “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Amended and Restated Certificate of Incorporation and By-Law Provisions

Our Amended and Restated Certificate of Incorporation and our Amended and Restated By-Laws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or our management. First, our Board of Directors can issue up to 25,000,000 shares of preferred stock, with any rights or preferences. Second, our Amended and Restated By-laws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing. Our Amended and Restated By-Laws further provide that a meeting of stockholders may only be called by the Chairman of the Board of Directors, the Chief Executive Officer or the Board of Directors by resolution. Our Amended and Restated By-Laws also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from calling a meeting of the stockholders, bringing matters before a meeting of stockholders or making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in management. Third, our Amended and Restated Certificate of Incorporation provides that our Board of Directors may fix the number of directors by adopting a by-law amendment. Fourth, our Amended and Restated Certificate of Incorporation does not provide for cumulative voting for our directors. The absence of cumulative voting may make it more difficult for stockholders owning less than a majority of our stock to elect any directors to our board. Fifth, our Amended and Restated By-Laws prohibit shareholder actions to be made by written consent.

Rights Agreement

Our Rights Agreement, dated March 2, 2000 between us and EquiServe Trust Company, N.A., as rights agent, serves as an anti-takeover mechanism and encourages third parties interested in acquiring Gentiva to negotiate directly with our Board of Directors. The Rights entitle our stockholders to purchase from us one one-thousandth of a share of series A junior participating preferred stock at a specified price of $75 for each one one-thousandth of a such share, subject to adjustments to prevent dilution. The Rights also entitle our stockholders to acquire our common stock or the common stock of a person or group acquiring us pursuant to certain triggering events. The Rights become exercisable either (i) 10 days after the public announcement of the acquisition by a person or group of persons of 10% or more of our common stock (that person or group being referred to as the acquirer); or (ii) 10 days after the commencement, or announcement of commencement, of a tender offer or exchange offer that would result in a person or group becoming an acquirer. However, a person who acquires 10% of our company as a result of us buying back our stock is not considered an acquirer for the purposes of triggering the Rights. Similarly, certain members of the Olsten family may acquire up to 20% of our company’s stock (that percentage being subject to adjustment based on certain terms in the Rights Agreement) without being considered an acquirer.

Our Board of Directors may redeem the Rights at a price of $0.001 for each Right at any time before a public announcement that a person or group has become an acquirer and for 10 business days afterwards. This period may be extended by our Board of Directors one time for another 20 business days to allow our Board of Directors additional time to negotiate with the acquirer. Additionally, our Board of Directors may exchange the Rights (other than those owned by the acquirer, which will have become void), at any time after the public announcement that a person has become an acquirer, in whole or in part, at an exchange ratio of one share of common stock for each Right. After the Rights become exercisable and after the time period when the Board of Directors’ right to redeem the Rights has expired, each Right holder will be entitled to receive, upon exercise of the Rights, our common stock, or, in some circumstances, cash, property or other securities of Gentiva having a value equal to two times the exercise price of $75 a share for each Right. Upon becoming an acquirer, all Rights that are, or, under some circumstances specified in the Rights Agreement, were, owned by any acquirer will be void. If, after the date the Rights become exercisable, (i) Gentiva is acquired in a merger or other business combination or transaction, or (ii) 50% or more of our assets or earning power is sold, each Right holder (other than the acquirer) will subsequently be entitled to receive, upon exercise, common stock of the acquirer having a value equal to two times the exercise price of the Right. The Rights will expire at the close of business on March 2, 2010, unless earlier redeemed, exercised or exchanged by us.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be issued under a base indenture between us and The Bank of New York, a New York banking corporation, as trustee (the “Trustee”).

The following is a summary of the material provisions of the indenture. For additional information, you should look at the applicable indenture that is filed as an exhibit to the registration statement which includes the prospectus. In this description of the debt securities, the words “Gentiva,” “we,” “us” or “our” refer only to Gentiva and not to any subsidiary.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement and must comply with the terms of our Credit Agreement. See “Description of Our Senior Secured Credit Facilities.”

The prospectus supplement will set forth:

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate or rates, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•

if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance;”

•	any conversion or exchange provisions;

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•	whether the debt securities will be issuable in the form of a global security;

•	any ranking or subordination provisions as may apply;

•	the name and office of any trustee other than that signing the Indenture;

•	any guarantees and provisions related to guarantees;and

•	any deletions of, or changes or additions to, the events of default or covenants; and any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement:

•	the debt securities will be registered debt securities; and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of, or exchange, any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary and no successor depositary has been appointed;

•	an event of default is continuing; or

•	any other circumstances described in a prospectus supplement.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to physical delivery of certificated debt securities; and

•	will not be considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation or limited liability company;

•	the successor assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of, or any premium on, any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series for 30 days when due;

(3)	failure to deposit any sinking fund payment within 30 days of when due;

(4)	failure to perform any other covenant in the indenture continued for 60 days after being given the notice required in the indenture;

(5)	our bankruptcy, insolvency or reorganization; and

(6)	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable.

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

(1) the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3) the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium, if any, or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement by our officers as to whether or not we are in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, Gentiva and the trustee may make modifications and amendments to the indenture (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a purchase of, or tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or interest on any debt security;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	reduce the percent in principal amount of holders of any debt security required to consent to a supplemental indenture or waiver of default or event of default;

•	change the place of payment where a debt security or interest on a debt security is payable;

•	change the currency in which any debt security is payable; or

•	impair the right to enforce any payment due to the holder.

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indenture:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated securities in addition to, or in place of, certificated securities;

•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger or consolidation or sale of all or substantially all of our assets;

•	to make any change that would provide any additional rights or benefits to the holders of securities or that does not adversely affect the legal rights under the indenture of any such holders;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of an indenture under the Trust Indenture Act;

•

to conform the text of the indenture to any provision of the “Description of Debt Securities” to the extent that such provision in the “Description of Debt Securities” will not adversely affect the interests of the holders;

•	to provide for the forms or terms of debt securities in accordance with the limitations set forth in the indenture;

•	to add additional events of default;

•

to provide for the issuance of debt securities in coupon form and to provide for the exchangeability of those debt securities with securities of the same series in fully registered form, making all appropriate changes as necessary;

•

to provide that bearer debt securities may be registrable as to principal, to change or eliminate any restrictions on payment of principal or premium on registered debt securities or on principal, premium or interest on bearer debt securities, or to allow for the exchange of registered debt securities for bearer debt securities, subject to certain limitations;

•	to provide for the appointment of a successor or separate trustee;

•	to add guarantees or to secure any series of debt securities; or

•	to amend or eliminate any provision of the indenture to the extent that no debt security then outstanding is entitled to the benefit of that provision.

The consent of holders is not necessary under the indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

The indenture contains a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants:

(1)	any subordination provisions; and

(2)	covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and any premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indenture, any supplemental indenture and the debt securities will be governed by, and construed under, the law of the State of New York.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock or preferred stock. We may issue warrants independently or together with any other securities offered by any prospectus supplement, and warrants may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the series of warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of the warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of debt securities, preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the price at which each share of debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF OUR SENIOR SECURED CREDIT FACILITIES

On February 28, 2006, in connection with the Healthfield acquisition, we entered into a new Credit Agreement. The Credit Agreement provides for an aggregate borrowing amount of $445.0 million of senior secured credit facilities consisting of (i) a seven year term loan of $370.0 million repayable in quarterly installments of 1 percent per annum (with the remaining balance due at maturity on March 31, 2013) and (ii) a six year revolving credit facility of $75.0 million, of which $55.0 million is available for the issuance of letters of credit and $10.0 million is available for swing line loans. There is a pre-approved $25.0 million increase available to the revolving credit facility that we can elect to request. Upon the occurrence of certain events, including the issuance of capital stock, the incurrence of additional debt (other than that specifically allowed under the Credit Agreement), certain asset sales where the cash proceeds are not reinvested, or if we have excess cash flow as defined in the agreement, we are generally required to make mandatory prepayments of the term loan in the amounts specified in the Credit Agreement.

The Credit Agreement requires us to meet certain financial tests. These tests include a consolidated leverage ratio and a consolidated interest coverage ratio, in each case as defined in the agreement. The Credit Agreement also contains additional covenants which, among other things, require us to deliver to the lenders specified financial information, including annual and quarterly financial information, and limit our ability to do the following, subject to various exceptions and limitations: (i) merge with other companies; (ii) create liens on our property; (iii) incur additional debt obligations; (iv) enter into transactions with affiliates, except on an arms-length basis; (v) dispose of property; (vi) make capital expenditures; and (vii) pay dividends or acquire capital stock of ours or our subsidiaries. As of July 1, 2007, we were in compliance with the covenants in the Credit Agreement.

On February 28, 2006, we also entered into a Guarantee and Collateral Agreement, among us and certain of our subsidiaries, in favor of the administrative agent under the Credit Agreement. The Guarantee and Collateral Agreement grants a security interest in all real property and personal property of us and our subsidiaries, including stock of our subsidiaries. The Guarantee and Collateral Agreement also provides for a guarantee of our obligations under the Credit Agreement by substantially all of our subsidiaries.

As of July 1, 2007, we had outstanding borrowings under the term loan of $324.0 million. There were no borrowings outstanding under the revolving credit facility as of July 1, 2007.

We will be required to comply with the applicable limitations and requirements of the Credit Agreement in connection with any issuance and sale of securities.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents and/or (3) directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We will provide in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

The financial statements and management’s assessments of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Reports on Form 10-K for the years ended December 31, 2006 and January 1, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Healthfield and subsidiaries as of December 31, 2005 and 2004, and for each of the years in the three-year period ended December 31, 2005, have been incorporated in this prospectus by reference to the Current Report on Form 8-K/A Amendment No. 1 filed on May 16, 2006 in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses to be paid by us in connection with the issuance and distribution of the securities being registered are as set forth in the following table. All amounts shown are estimates except for the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee	$9,210
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing Expenses	*
Blue Sky Fees	*
Transfer Agent Fees and Expenses	*
Trustee Fees and Expenses	*
Miscellaneous	*

Total	*

*	Estimated expenses (other than SEC registration fee) are not presently known.

Item 15.	Indemnification of Directors and Officers

Delaware Registrants

(1) Under Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (the “General Corporation Law”), Gentiva and the other Registrants incorporated in Delaware are empowered to indemnify their directors and officers in the circumstances therein provided. Certain portions of Section 145 are summarized below:

Section 145(a) of the General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon adjudication that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the General Corporation Law provides that any indemnification under Sections 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Sections 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the General Corporation Law. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s capacity as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

(2) Each of the Registrant’s certificate of incorporation provides that, except to the extent that the General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of that Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

The by-laws of Access Home Health of Florida, Inc., Healthfield, Inc., Healthfield Operating Group, Inc., Mid-South Care Services, Inc., Mid-South Home Health Agency, Inc., Quality Managed Care, Inc., Quantum Health Resources, Inc. and The Healthfield Group, Inc. provide that such Registrants shall indemnify persons to the fullest extent provided by law.

Additionally, Gentiva’s Amended and Restated By-laws provide that Gentiva shall indemnify, to the fullest extent permitted by the General Corporation Law, each person who is or was a party to or subject to, or is threatened to be made a party to or to be the subject of, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that he or she is or was a director or officer of Gentiva, is or was serving at the request of Gentiva as a director or officer of, or employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an “Indemnitee”) against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if such Indemnitee acted in good faith and in a manner such Indemnitee reasonably believed to be in or not opposed to the best interests of Gentiva, and with respect to criminal proceedings, had no reasonable cause to believe such conduct was unlawful; provided, however, that (i) Gentiva shall not be obligated to indemnify an Indemnitee against expenses incurred in connection with an action, suit or proceeding or investigation to which such Indemnitee is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of Gentiva’s board of directors, a committee thereof or the Chief Executive Officer or the President of Gentiva and (ii) Gentiva shall not be obligated to indemnify and/or hold harmless against any amount paid in settlement unless Gentiva has consented to such settlement. However, in an action by or in the right of Gentiva, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Gentiva unless, and then only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity against such expenses or amounts paid in settlement as the Delaware Court of Chancery or such other court shall deem proper. Gentiva shall not be required to indemnify an Indemnitee against expenses incurred in connection with a proceeding (or part thereof) initiated by the Indemnitee, but such indemnification may be provided by Gentiva as permitted by law and Gentiva’s Amended and Restated By-Laws. Gentiva’s Amended and Restated By-Laws also provide that, to the extent that any person who is or was a director or officer of Gentiva has served or prepared to serve as a witness in any action, suit or proceeding, whether civil, criminal, administrative, regulatory or investigative in nature, by reason of the fact that he or she is or was a director or officer of Gentiva, or is or was serving at the request of Gentiva as a director or officer of, or employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, but excluding service as a witness in an action or suit commenced by such person, Gentiva shall indemnify and/or hold harmless such person against out-of-pocket costs and expenses (including attorneys’ fees and disbursements) actually and reasonably incurred by such person in connection therewith; provided that Gentiva shall have no obligation to compensate such person for such person’s time or efforts so expended.

Gentiva’s Amended and Restated By-Laws also provide that, subject to the penultimate sentence of the immediately preceding paragraph, Gentiva shall, in advance of the final disposition of the matter, pay for expenses reasonably incurred by an Indemnitee in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by Gentiva against such expenses as provided by the indemnification provisions of Gentiva’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws.

Gentiva’s Amended and Restated By-Laws provide that the right to indemnification and advancement of expenses continues as to a person who formerly was an officer or director of Gentiva in respect of acts occurring or alleged to have occurred while he or she was an officer or director of Gentiva and inures to the benefit of his or her heirs, executors and personal and legal representatives.

No amendment, termination or repeal of the indemnification provisions of Gentiva’s Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws or of the relevant provisions of the General Corporation Law or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification as described above with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal. Additionally, the Amended and Restated By-Laws provide that the indemnification and advancement of expenses provided by the Amended and Restated By-Laws shall not be exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under the Amended and Restated Certificate of Incorporation, the Amended and Restated By-Laws, agreement, vote of stockholders or of disinterested directors or otherwise, both as to actions in his or her official capacity and as to actions in any other capacity while holding office for Gentiva.

The Amended and Restated By-Laws permit Gentiva to purchase and maintain insurance, at its expense, to protect any current or former director or officer of Gentiva or any current or former director or officer of Gentiva serving at the request of Gentiva as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability incurred by such person in such capacity or arising from such capacity, whether or not Gentiva would have the power to or is obligated to indemnify such person against such liability. Gentiva maintains directors’ and officers’ liability insurance covering its directors and officers against claims arising out of the performance of their duties.

Section 18–108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreement of Gentiva Rehab Without Walls, LLC provides that members, officers, the manager or any of their affiliates will not be liable to Gentiva Rehab Without Walls, LLC or any of its affiliates for any loss or damages sustained by them except those resulting from intentional misconduct, a knowing violation of the law or a transaction in which the individual received a personal benefit in violation of the Limited Liability Company Agreement. Under this agreement, such persons shall be indemnified to the fullest extent provided by the Delaware Limited Liability Company Act and by law.

Massachusetts Registrants

Section 2.02 of the Massachusetts Business Corporation Act (the “MCBA”) permits a corporation to eliminate or limit the personal liability of a director for monetary damages for violations of the director’s fiduciary duty, except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for authorizing unauthorized distributions and for making loans to directors, officers and certain shareholders pursuant to Section 6.40 of the MBCA or (iv) any transaction from which a director derived an improper personal benefit.

Section 8 of the MBCA provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, any bylaw adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of any undertaking by the person indemnified to repay such payment if such person shall be adjudicated to be not entitled to indemnification under Section 8 which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter where there is a court determination that such person, in the matter in question, did not act in good faith in the reasonable belief that his or her action was in the best interest of the corporation or, to the extent that the matter relates to service with respect to an employee benefit plan, that such person did not act in the best interest of the participants or beneficiaries of such employee benefit plan.

New York Registrants

Sections 721-726 of the New York Business Corporation Law provide that a corporation may indemnify its officers and directors (or persons who have served, at the corporation’s request, as officers or directors of another corporation) against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred by them in connection with the defense of any action by reason of being or having been directors or officers, if such person shall have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that if such action shall be in the right of the corporation, no such indemnification shall be provided as to any claim, issue or matter as to which such person shall have been adjudged to have been liable to the corporation unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction determines upon application that, in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnification.

The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification will be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

To the extent any of the persons referred to in the two immediately preceding paragraphs is successful in the defense of such actions, such person is entitled, pursuant to the laws of New York State, to indemnification as described above.

Texas Registrants

The officers and directors of the Registrants incorporated in Texas are indemnified as provided by the Texas Business Corporation Act (the “TBCA”) and the By-Laws of each of such Registrant. Unless specifically limited by a corporation’s articles of incorporation, the TBCA automatically provides directors with immunity from monetary liabilities. None of the articles of incorporation of Registrants incorporated in Texas contain such limiting language. Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.	a transaction from which the director derived an improper personal profit; and

d.	willful misconduct.

Florida Registrants

Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) provides, in relevant part, that a corporation may indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In addition, Section 607.0850 of the FBCA further provides for the indemnification and advancement of expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.

Georgia Registrants

Sections 14-2-850 to 14-2-859, inclusive, of Article 8 of the Georgia Business Corporations Code govern the indemnification of directors, officers, employees and agents of a corporation. Article 8 permits a corporation to indemnify an individual who is a party to a proceeding because he or she is or was a director or officer against liability incurred in the proceeding if, among other reasons, the individual conducted himself or herself in good faith and the individual reasonably believed, in the case of conduct in his or her official capacity with the corporation, that the conduct was in its best interests and, in all other cases, that the conduct was at least not opposed to its best interests. Similarly, under Article 8, a corporation may indemnify a director or officer in the case of any criminal proceeding, if the individual conducted himself or herself in good faith and had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or officer under Article 8 (i) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct under the relevant Code section; or (ii) in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity. In addition, a corporation must indemnify a director or officer who was wholly successful with respect to any claim brought against him or her, when such claim was brought because he or she is or was a director or officer. Conversely, if the charges made in any action are sustained, the determination of whether the required standard of conduct described above has been met will be made as follows: (1) if there are two or more disinterested members of the board of directors, by the majority vote of a quorum of the disinterested members of the board of directors; (2) by a majority of the members of a committee of two or more disinterested directors; (3) by special legal counsel; or (4) by the shareholders, but, in such event, the shares owned by or voted under the control of directors or officers seeking indemnification may not be voted.

Article 8 allows a corporation to advance funds to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding because he or she is a director or officer. To receive these advanced funds, the director or officer must deliver to the corporation a written affirmation of his or her good faith belief that he or she has met the standard of conduct under Article 8 and described above, or that the proceeding involves conduct for which liability has been eliminated under a provision of the corporation’s articles of incorporation as permitted by the Georgia Business Corporations Code. The director or officer must also deliver to the corporation his or her written undertaking to repay any funds advanced if it is ultimately determined that the director or officer is not entitled to indemnification. A corporation may receive authorization to advance funds to a director or officer in any one of the following ways: (1) if there are two or more disinterested members of the board of directors, by the majority vote of a quorum of the disinterested members of the board of directors; (2) by a majority of the members of a committee of two or more disinterested directors; (3) if there are fewer than two disinterested directors, by the vote necessary for action by the board, which consists of a quorum of directors present to vote, and the affirmative vote of a majority of the quorum, unless the Georgia Business Corporations Code, the articles of incorporation, or bylaws require the vote of a greater number of directors; or (4) by the shareholders, but, in such event, the shares owned by or voted under the control of a director or officer who at the time does not qualify as a disinterested director or officer with respect to the proceeding may not be voted. Further, a director or officer who is a party to a proceeding because he or she is a director or officer may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction.

The Georgia Business Corporations Code permits a corporation to provide indemnification or advance funds to officers and directors in its articles of incorporation or by-laws, or in a resolution adopted or contract approved by its board of directors or its shareholders, without regard to the limitations or requirements imposed by other sections of the Georgia Business Corporations Code, unless the director or officer is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation for (i) appropriation, in violation of his or her duties, of any business opportunity of the corporation; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) the types of liability set forth in the Georgia Business Corporations Code relating to unlawful distributions; or (iv) receipt of an improper personal benefit.

The by-laws of each of the Registrants that are Georgia corporations provide that a director or officer who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, because he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other business entity, will be indemnified and held harmless by the corporation to the fullest extent permitted by the Georgia Business Corporations Code. However, the corporation will indemnify a director or officer seeking indemnification in connection with a proceeding initiated by that director or officer only if the proceeding was authorized by the corporation’s board of directors. Directors and officers shall also have the right to be advanced expenses incurred in connection with a proceeding, provided that they provide the undertakings required under the Georgia Business Corporations Code, as discussed above. Further, if a claim for indemnity or expenses by a director or officer is not paid in full by the corporation within 30 days after a written claim has been received by the corporation, the director or officer may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the director or officer shall also be entitled to be paid the expense of prosecuting the claim.

Section 14–11–306 of the Georgia Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its articles of organization or a written operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever arising in connection with the limited liability company, except for liability arising from intentional misconduct or a knowing violation of the law, or for any transaction for which the person received a personal benefit in violation or breach of any provision of a written operating agreement. The Operating Agreement of Wiregrass Hospice of South Carolina, LLC provides that each member, manager and officer must be indemnified by Wiregrass Hospice of South Carolina, LLC to the fullest extent permitted under the Georgia Limited Liability Company Act, against any loss, judgment, liability or expense arising out of any action or course of conduct by such member, manager or officer in his, her or its capacity as such, if the action or course of conduct was not the result of gross negligence or willful misconduct, and if the member, manager or officer, in good faith, reasonably believed that the action or conduct was in the best interests of Wiregrass Hospice of South Carolina, LLC.

Missouri Registrants

The Missouri General and Business Corporations Law (the “Corporations Law”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The Corporations Law further provides that the corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. The By-Laws of Kimberly Home Health Care, Inc., the Registrant incorporated in Missouri, provide for indemnification to the fullest extent permitted by law.

North Carolina Registrants

Section 55-2-02(b)(3) of the North Carolina Business Corporation Act (the “Business Corporation Act”) enables a corporation in its articles of incorporation to adopt a provision to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director’s liability for (i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation, (ii) unlawful distributions as described in Section 55-8-33 of the Business Corporation Act, (iii) any transaction from which the director derived an improper personal benefit or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective. To date, the articles of incorporation of the Registrants incorporated in North Carolina do not contain such a provision.

Sections 55-8-50 through 55-8-58 of the Business Corporation Act permit a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or expanded scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative because of the fact that such person was or is a director, officer, agent or employee of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in connection with a proceeding (including counsel fees), but no such indemnification may be granted unless such director, officer, employee or agent (i) conducted himself in good faith, (ii) reasonably believed (1) that any action taken in his official capacity with the corporation was in the best interests of the corporation or (2) that in all other cases his conduct was not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with Section 55-8-55 of the Business Corporation Act. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which a director was adjudged liable to the corporation or in connection with any other proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

In addition to, and notwithstanding the conditions of and limitations on, the indemnification described above under the statutory scheme, Section 55-8-57 of the Business Corporation Act permits a corporation to indemnify, or agree to indemnify, any of its directors, officers, employees or agents against liability and expenses (including counsel fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The by-laws of Registrants incorporated in North Carolina provide for indemnification to the fullest extent permitted under the Business Corporation Act, except that such by-laws do not allow indemnification for liability or litigation as a result of any improper benefit realized by the person seeking indemnification.

Sections 55-8-52 and 55-8-56 of the Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was, or was threatened to be, made a party because he is or was a director or officer of the corporation.

Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification pursuant to Sections 55-6-54 or 55-8-56 if the court determines that such director or officer is fairly and reasonably entitled to such indemnification in view of all relevant circumstances, notwithstanding the failure of the director or officer to meet the standard of conduct necessary for indemnification under the statutory scheme. However, if such director or officer is adjudged liable to the corporation in connection with a proceeding by or in the right of the corporation, or in connection with any other proceeding in which such director or officer was adjudged liable on the basis of having received an improper personal benefit, such court-ordered indemnification will be limited to reasonable expenses incurred,

Alabama Registrants

Division E of Article 8 of the Alabama Business Corporation Act (the “ABCA”) provides that a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any proceeding, or of any claim, issue or matter in such proceeding, where he or she was a party because he or she is or was a director of the corporation, against reasonable expenses incurred in connection therewith, notwithstanding that he or she was not successful on any other claim, issue or matter in any such proceeding. Under Article 8, a corporation further may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if, among other reasons, the individual conducted himself or herself in good faith and the individual reasonably believed, in the case of conduct in his or her official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests. Similarly, under Article 8, a corporation may indemnify an individual in the case of any criminal proceeding, if the individual had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director under this Article 8 (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in his or her official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by him or her. Indemnification permitted under Article 8 in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Under certain circumstances, the ABCA permits a corporation to pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding. Additionally, a director of the corporation who is a party to a proceeding may apply for indemnification to the court conducting the proceeding, or may file an action therefor in another court of competent jurisdiction if such court has jurisdiction over the corporation and the corporation is a party to the proceeding.

The Alabama Limited Liability Company Act provides that a member of a limited liability company is not liable under judgment, decree, or order of a court, or in any other manner, for a debt, obligation, or liability of the limited liability company, whether arising in contract, tort, or otherwise, or for the acts or omissions of any other member, manager, agent, or employee of the limited liability company. However, a member may be liable to creditors of the limited liability company for a written agreement to make a contribution to the limited liability company, and a member of a limited liability company may become liable by reason of the member’s own acts or conduct. The operating agreements of each of the Registrants incorporated in Alabama provide that no manager or officer of the Registrants shall, in carrying out their duties as manager or officer, be liable to such Registrant or its member for any actions or course of conduct taken in good faith and reasonably believed to be in the best interests of the Registrant, or for errors of judgment, but shall only be liable for willful misconduct, gross negligence, willful breach of the manager’s obligations under his or her agreement, or other willful or grossly negligent breach of fiduciary duty. Additionally, each member, manager and officer of the limited liability company shall be indemnified by such Registrant, to the fullest extent permitted under the Alabama Limited Liability Company Act.

Item 16.	Exhibits

Exhibit Description	Description
1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Gentiva (incorporated by reference from Exhibit 3.1 to Gentiva’s Current Report on Form 8-K filed on May 15, 2006).

3.2	Amended and Restated By-Laws of Gentiva (incorporated by reference from Exhibit 3.2 to Gentiva’s Current Report on Form 8-K filed on May 15, 2006).

4.1	Indenture, dated as of September 25, 2007, between Gentiva and The Bank of New York, a New York banking corporation, as Trustee.

4.2	Specimen of Common Stock (incorporated by reference from Exhibit 4.1 to Gentiva’s Amendment No. 4 to the Registration Statement of Company on Form S-4 dated February 9, 2000 (File No. 333-88663)).

4.3	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference from Exhibit 4.4 to Gentiva’s Amendment No. 2 to the Registration Statement of Company on Form S-4 dated January 19, 2000 (File No. 333-88663)).

4.4	Form of Certificate of Designation of Series A Cumulative Non-Voting Redeemable Preferred Stock (incorporated by reference from Exhibit 4.5 to Gentiva’s Amendment No. 3 to the Registration Statement of Company on Form S-4 dated February 4, 2000 (File No. 333-88663)).

4.5	Form of Rights Agreement (incorporated by reference from Exhibit 10.3 to Gentiva’s Amendment No. 3 to the Registration Statement of Company on Form S-4 dated February 4, 2000 (File No. 333-88663)).

5.1	Opinion of Weil, Gotshal & Manges LLP.

12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of KPMG LLP, independent auditors.

23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

25.1	Statement of Eligibility of Trustee on Form T-1.

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

Item 17.	Undertakings

(a)	We hereby undertake:

(1)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(3)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(4)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(e)	The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(f)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on September 25, 2007.

GENTIVA HEALTH SERVICES, INC.

By	/s/ Ronald A. Malone
Ronald A. Malone
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint jointly and severally Ronald A. Malone, John R. Potapchuk and Stephen B. Paige with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments and supplements thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald A. Malone
Ronald A. Malone	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	September 25, 2007

/s/ John R. Potapchuk
John R. Potapchuk	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	September 25, 2007

/s/ Victor F. Ganzi
Victor F. Ganzi	Director	September 25, 2007

/s/ Stuart R. Levine
Stuart R. Levine	Director	September 25, 2007

/s/ Mary O’Neil Mundinger
Mary O’Neil Mundinger	Director	September 25, 2007

/s/ Stuart Olsten
Stuart Olsten	Director	September 25, 2007

/s/ John A. Quelch
John A. Quelch	Director	September 25, 2007

/s/ Raymond S. Troubh
Raymond S. Troubh	Director	September 25, 2007

/s/ Josh S. Weston
Josh S. Weston	Director	September 25, 2007

/s/ Gail R. Wilensky
Gail R. Wilensky	Director	September 25, 2007

/s/ Rodney D. Windley
Rodney D. Windley	Director	September 25, 2007

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Melville, State of New York, on September 25, 2007.

ACCESS HOME HEALTH OF FLORIDA, INC.
CAPITAL CARE RESOURCES, INC.
CAPITAL CARERESOURCES OF SOUTH CAROLINA, INC.
CAPITAL HEALTH MANAGEMENT GROUP, INC.
CHATTAHOOCHEE VALLEY HOME CARE SERVICES, INC.
CHATTAHOOCHEE VALLEY HOME HEALTH, INC.
CHMG ACQUISITION CORP.
CHMG OF ATLANTA, INC.
CHMG OF COLUMBUS, INC.
CHMG OF GRIFFIN, INC.
COMMONWEALTH HOME CARE, INC.
EASTERN CAROLINA HOME HEALTH AGENCY, INC.
ECT, INC.
GENTIVA CARECENTRIX (AREA ONE) CORP.
GENTIVA CARECENTRIX (AREA THREE) CORP.
GENTIVA CARECENTRIX (AREA TWO) CORP.
GENTIVA CARECENTRIX, INC.
GENTIVA CERTIFIED HEALTHCARE CORP.
GENTIVA HEALTH SERVICES (CERTIFIED), INC.
GENTIVA HEALTH SERVICES (USA) INC.
GENTIVA HEALTH SERVICES HOLDING CORP.
GENTIVA HEALTH SERVICES IPA, INC.
GENTIVA REHAB WITHOUT WALLS, LLC
GENTIVA SERVICES OF NEW YORK, INC.
HEALTHFIELD CARE AT HOME, INC.
HEALTHFIELD HOME HEALTH OF ATHENS, INC.
HEALTHFIELD HOME HEALTH OF AUGUSTA, INC.
HEALTHFIELD HOME HEALTH OF NORTH GEORGIA, INC.
HEALTHFIELD HOME HEALTH, INC.
HEALTHFIELD HOSPICE SERVICES, INC.
HEALTHFIELD OF SOUTHWEST GEORGIA, INC.
HEALTHFIELD OF STATESBORO, INC.
HEALTHFIELD OF TENNESSEE, INC.
HEALTHFIELD OPERATING GROUP, INC.
HEALTHFIELD REHAB, INC.
HEALTHFIELD SERVICES OF TENNESSEE, INC.
HEALTHFIELD, INC.
HOME HEALTH CARE OF CARTERET COUNTY, INC.
HORIZON HEALTH NETWORK LLC
KIMBERLY HOME HEALTH CARE, INC.
MID-SOUTH CARE SERVICES, INC.
MID-SOUTH HOME CARE SERVICES, INC.
MID-SOUTH HOME CARE SERVICES, LLC
MID-SOUTH HOME HEALTH AGENCY, INC.
MID-SOUTH HOME HEALTH AGENCY, LLC
MID-SOUTH HOME HEALTH OF GADSDEN, INC.
NEW YORK HEALTHCARE SERVICES, INC.
OHS SERVICE CORP.
PARTNERSFIRST MANAGEMENT, INC.
QC-MEDI NEW YORK, INC.
QUALITY CARE—USA, INC.
QUALITY MANAGED CARE, INC.
QUANTUM CARE NETWORK, INC.
QUANTUM HEALTH RESOURCES, INC.
TAR HEEL HEALTH CARE SERVICES, INC.
TAR HEEL STAFFING, INC.
THE HEALTHFIELD GROUP, INC.
THE HUG CENTER OF ATLANTA, INC.
THE I.V. CLINIC II, INC.
THE I.V. CLINIC III, INC.
THE I.V. CLINIC, INC.
TOTAL CARE HOME HEALTH OF LOUISBURG, INC.
TOTAL CARE HOME HEALTH OF NORTH CAROLINA, INC.
TOTAL CARE HOME HEALTH OF SOUTH CAROLINA, INC.
TOTAL CARE SERVICES, INC.
WIREGRASS HOSPICE CARE, INC.
WIREGRASS HOSPICE LLC
WIREGRASS HOSPICE OF SOUTH CAROLINA, LLC

By	/s/ Ronald A. Malone
Ronald A. Malone
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint jointly and severally Ronald A. Malone, John R. Potapchuk and Stephen B. Paige with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald A. Malone Ronald A. Malone	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	September 25, 2007

/s/ John R. Potapchuk John R. Potapchuk	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial and Accounting Officer)	September 25, 2007

/s/ Stephen B. Paige Stephen B. Paige	Director	September 25, 2007

EXHIBIT INDEX

Exhibit Description	Description
1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Certificate of Incorporation of Gentiva (incorporated by reference from Exhibit 3.1 to Gentiva’s Current Report on Form 8-K filed on May 15, 2006).

3.2	Amended and Restated By-Laws of Gentiva (incorporated by reference from Exhibit 3.2 to Gentiva’s Current Report on Form 8-K filed on May 15, 2006).

4.1	Indenture, dated as of September 25, 2007, between Gentiva and The Bank of New York, a New York banking corporation, as Trustee.

4.2	Specimen of Common Stock (incorporated by reference from Exhibit 4.1 to Gentiva’s Amendment No. 4 to the Registration Statement of Company on Form S-4 dated February 9, 2000 (File No. 333-88663)).

4.3	Form of Certificate of Designation of Series A Junior Participating Preferred Stock (incorporated by reference from Exhibit 4.4 to Gentiva’s Amendment No. 2 to the Registration Statement of Company on Form S-4 dated January 19, 2000 (File No. 333-88663)).

4.4	Form of Certificate of Designation of Series A Cumulative Non-Voting Redeemable Preferred Stock (incorporated by reference from Exhibit 4.5 to Gentiva’s Amendment No. 3 to the Registration Statement of Company on Form S-4 dated February 4, 2000 (File No. 333-88663)).

4.5	Form of Rights Agreement (incorporated by reference from Exhibit 10.3 to Gentiva’s Amendment No. 3 to the Registration Statement of Company on Form S-4 dated February 4, 2000 (File No. 333-88663)).

5.1	Opinion of Weil, Gotshal & Manges LLP.

12.1	Statement regarding Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

23.2	Consent of KPMG LLP, independent auditors.

23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

25.1	Statement of Eligibility of Trustee on Form T-1.

*	To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.